Exhibit 24.1

NEXTCURE, INC.

POWER OF ATTORNEY

The undersigned officers and directors of NextCure, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Michael Richman and Steven P. Cobourn, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and each of them, to sign for the undersigned, individually and in each capacity stated below, one or more Registration Statements on Form S-8 of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to each such Registration Statement, relating to securities of the Company acquired under the NextCure, Inc. 2015 Omnibus Incentive Plan, the NextCure, Inc. 2019 Omnibus Incentive Plan, and the NextCure, Inc. 2019 Employee Stock Purchase Plan, and hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or either of them, as herein authorized.

Signature	Title	Date

/s/ Michael Richman	President, Chief Executive Officer and Director	May 13, 2019
Michael Richman	(Principal Executive Officer)

/s/ Steven P. Cobourn	Chief Financial Officer	May 13, 2019
Steven P. Cobourn	(Principal Financial and Accounting Officer)

/s/ David Kabakoff, Ph.D.	Chair of the Board of Directors	May 13, 2019
David Kabakoff, Ph.D.

/s/ Elaine V. Jones, Ph.D.	Director	May 13, 2019
Elaine V. Jones, Ph.D.

/s/ Chau Q. Khuong	Director	May 13, 2019
Chau Q. Khuong

/s/ Judith J. Li	Director	May 13, 2019
Judith J. Li

/s/ Briggs Morrison, M.D.	Director	May 13, 2019
Briggs Morrison, M.D.

/s/ Tim Shannon, M.D.	Director	May 13, 2019
Tim Shannon, M.D.

/s/ Stephen W. Webster	Director	May 13, 2019
Stephen W. Webster

/s/ Stella Xu, Ph.D.	Director	May 13, 2019
Stella Xu, Ph.D.